UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2010

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition

On March 22, 2010, the Registrant issued a press release summarizing financial information of the Registrant for its fourth quarter and fiscal year ended December 31, 2009.

ITEM 4.01  Change in Registrant's Certifying Accountant.

We are filing this 8-K to report the merger of our former accountants into a successor entity, which entity will continue as our independent auditor.

Effective January 1, 2010, the firm of Mountjoy & Bressler, LLP merged with Chilton & Medley PLC to form Mountjoy Chilton Medley, LLP, a new partnership. Pursuant to the terms of a contribution agreement each of the predecessor firms contributed substantially all of its assets and certain of its liabilities to Mountjoy Chilton Medley, resulting in Mountjoy Chilton Medley assuming Mountjoy & Bressler's engagement letter with Industrial Services of America, Inc. and becoming our new independent accounting firm.  Mountjoy Chilton Medley is registered with the Public Company Accounting and Oversight Board (PCAOB), from whom Mountjoy Chilton Medley received confirmation on March 11, 2010, that Mountjoy Chilton Medley succeeded Mountjoy & Bressler as the PCAOB registered public accounting firm.

We had engaged Mountjoy & Bressler since at least January 1, 2008.  The audit report of Mountjoy & Bressler on our financial statements for the fiscal year ended December 31, 2008, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Since the engagement of Mountjoy & Bressler at least for the period from January 1, 2008 through December 31, 2009, and for the interim period thereafter through March 22, 2010, we did not consult with Mountjoy Chilton Medley on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Mountjoy Chilton Medley did not provide either a written report or oral advice to us that was an important factor we considered in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Since the engagement of Mountjoy & Bressler at least for the period from January 1, 2008 through the date of this Current Report, there were: (i) no disagreements between Mountjoy & Bressler and us on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mountjoy & Bressler, would have caused Mountjoy & Bressler to make reference to the subject matter of the disagreement in their reports on our financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We have provided Mountjoy Chilton Medley a copy of the disclosures in this Form 8-K and have requested that Mountjoy Chilton Medley furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Mountjoy Chilton Medley agrees with our statements in this Item 4.01(a). A copy of the letter dated March 22, 2010, furnished by Mountjoy Chilton Medley in response to that request is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01  Financial Statements and Exhibits

(c)          Exhibit            Description of Exhibit

              16.1                 Letter from Mountjoy Chilton Medley, LLP dated March 22, 2010

              99.1                 Press Release issued March 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: March 23, 2010	By:	/s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer